UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Aeroflex Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-0899019
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

35 South Service Road P.O. Box 6022 Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-165920

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.        Description of Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.01 per share (the “Common Stock”), of Aeroflex Holding Corp. (the “Registrant”).

The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-165920), originally filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2010, and as subsequently amended by amendments to such Registration Statement filed with the SEC and by the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.        Exhibits.

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Aeroflex Holding Corp.

Dated: November 18, 2010	By:	/s/ Edward Wactlar
Name: Edward Wactlar
Title: Senior Vice President and General Counsel